PIONEER FINANCIAL SERVICES, INC.

SUBSIDIARIES

PIONEER MILITARY LENDING OF GEORGIA, LLC.	Lending	President – Joe B. Freeman
(Georgia Limited Liability Company)	Incorporated 8/15/90	Secretary – Laura Stack
Formerly: Pioneer Military Lending of Georgia, Inc (8-12-91 -09/28/08 )	ID# 58-1926802	Treasurer – Laura Stack
Formerly: Pioneer Military Lending, Inc. (8/15/90-8/12/91)	Name Change: 8/13/91	Director – Donald D. Heriford
Virginia Foreign Corp: 10/29/97(withdrew 10/19/00)	Georgia – Domestic Representation	Assistant Secretary – Alison N. LaBruyere
4525 Victory Drive	Agent: NRAI
Columbus, GA 31903
PIONEER MILITARY LENDING OF NEVADA, LLC.	Lending	President – Joe B. Freeman
(Nevada Limited Liability Company)	Incorporated 9/14/94	Secretary – Laura Stack
Formerly Pioneer Military Lending of Nevada, Inc. (09/14-94 – 09/28/08	ID# 43-1688201	Treasurer –Laura Stack
4000 S. Eastern, Suite 300	Nevada – Domestic Representation	Director – Donald D. Heriford
Las Vegas, NV 89119		Assistant Secretary – Alison N. LaBruyere
Agent: NRAI
PIONEER MILITARY INSURANCE COMPANY	Insurance	President – Joe B. Freeman
(Nevada Corporation)	Incorporated 8/19/05	Secretary – Laura Stack
4000 S. Eastern, Suite 300	ID# 20-3340296	Treasurer – Laura Stack
Las Vegas, NV 89119	Nevada-Domestic Representation	Directors – Thomas H. Holcom
	Agent: NRAI	Assistant Secretary – Alison N. LaBruyere

PIONEER SALES SERVICES GMBH	Purchases/Collections	Geschaftsfuhrer – Thomas H. Holcom
(German Corporation)	Incorporated 5/26/86	Secretary – Laura Stack
Vor der Pulvermuhle 9	ID# 99-02511107
D-63457 Hanau-Wolfgang

PIONEER FUNDING, INC.	Lending	President – Joe B. Freeman
(Nevada Corporation)	Inc. 4/19/07	Secretary – Laura Stack
4000 S. Eastern, Suite 300	ID #20-8973611	Treasurer – Laura Stack
Las Vegas, NV 89119	Nevada-Domestic Representation	Directors – Thomas H. Holcom
Assistant Secretary – Alison N. LaBruyere
Agent: NRAI

Pioneer Services Sales Finance, Inc..	Purchases Retail Installment Contracts	President – Joe B. Freeman
(Nevada Corporation)	Inc. 4/19/07	Secretary – Laura Stack
Formerly: Military Acceptance Corporation, Inc. (4/19/07-4/23/09)	ID #20-8973646	Treasurer – Laura Stack
4000 S. Eastern, Suite 300	Nevada-Domestic Representation	Directors – Thomas H. Holcom
Las Vegas, NV 89119		Assistant Secretary – Alison N. LaBruyere
Agent: NRAI
ARMED SERVICES BENEFITS	Insurance Products & Planning	President – Joe B. Freeman
(Nevada Corporation)	Inc. 04/20/01	Vice President – Riikka Breazeal
4000 S. Eastern, Suite 300	ID#88-0494888	Vice President – Chris Brady
Las Vegas, NV 89119	Nevada-Domestic Representation	Secretary – Laura Stack
Treasurer – Laura Stack
	Agent: NRAI	Director – Thomas H. Holcom
Assistant Secretary – Alison N. LaBruyere

PFS Non-Operating Companies

Pioneer Military Lending of Florida, Inc.	Lending	President – Thomas H. Holcom
(Florida Corporation)	Inc. 10/29/90	Secretary – Laura Stack
4700 Belleview, Suite 300	ID# 58-1916945	Director – Joe B. Freeman
Kansas City, MO 64112	Florida Domestic Corporation	Treasurer – Laura Stack
Assistant Secretary – Dick Hills
Agent: NRAI